Exhibit 3.2

BY-LAWS

OF

SAFENET, INC.

ARTICLE 1 — OFFICES

     The registered office of the Corporation shall be located in the City, County and State so provided in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Delaware as the Board of Directors may, from time to time, determine and the business may require.

ARTICLE II – SHAREHOLDERS

2.1 P1ace of Meetings.

     Meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of Delaware as the Board shall authorize. Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that meetings of shareholders shall not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the board of directors may adopt from time to time.

2.2 Annual Meetings.

     The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of meeting, at which time the shareholders shall elect a Board of Directors, and transact such other business as may properly come before the meeting.

2.3 Special Meetings.

     (a) Special meetings of the shareholders (i) may be called at any time by the Chairman of the Board, Chief Executive Officer (or the President, if there is no Chief Executive Officer), or a majority of the Board of Directors, and (ii) shall be called by the Secretary at the properly made written request of the holders of a majority of the outstanding stock of any class entitled to vote generally in the election of directors or as otherwise required by law.

     (b) The Board of Directors shall determine the time and place of the such special meeting which shall be held not less than thirty five (35) nor more than one hundred twenty (120) days after the receipt of the request. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by the Chairman of the Board, the Chief Executive Officer (or President if there is no Chief Executive Officer) or a majority of the Board of Directors.

2.4 Notice of Meetings.

     Written notice of a meeting of shareholders stating the place, if any, the date and hour of the meeting and the means of remote communications, if applicable, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of every meeting of shareholders shall be given by any means permitted by the Delaware General Corporation Law. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. If electronically transmitted, notice shall be deemed given when directed to an electronic mail address at which the shareholder has consented to receive notice. Confirmation of receipt will not be required.

2.5 Waiver.

     Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice either before or after a meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder.

2.6 Quorum.

     (a) Except as otherwise provided by the Certificate of Incorporation, at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings, in person or by proxy, of shareholders holding a majority of the total number of shares of the Corporation then issued and outstanding on the records of the Corporation and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. If a specified item of business is required to be voted on by a class or classes, the holder of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum after a quorum has been established at such meeting.

     (b) In the absence of a quorum at any annual or special meeting of shareholders, the Chairman of the meeting or the shareholders, by a majority of the votes cast by the holders of shares present at such meeting, may adjourn the meeting.

2.7. Voting.

     (a) Except as otherwise provided by statute or by the Certificate of Incorporation,

          (1) directors shall be elected by a plurality of the votes cast; and

          (2) all other corporate action to be taken by vote of the shareholders shall be authorized by a majority of votes cast;

at a meeting of shareholders by the holders of shares entitled to vote thereon.

     (b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

     (c) Each shareholder entitled to vote may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney-in-fact duly authorized in writing. No proxy shall be voted or acted upon after three (3) years, unless the proxy shall specify the length of time it is to continue in force. The proxy shall be delivered to the secretary at the meeting and shall be filed with the records of the Corporation. Every proxy shall be revocable at the pleasure of the shareholder executing it, unless the proxy states that it is irrevocable, except as otherwise provided by law.

     (d) No action shall be taken by the shareholders except at an annual or special meeting of the shareholders called in accordance with these By-laws and no action shall be taken by the shareholders by written consent.

2.8 Procedural Matters.

     (a) The Chairman, or such other officer of the Corporation designated by a majority of the directors, will call to order meetings of the shareholders and will act as presiding officer thereof. Unless otherwise determined prior to the meeting by a majority of the Board, the presiding officer of the meeting of the shareholders will have the right and authority to determine and maintain the rules, regulations and procedures of the proper conduct of the meeting, including without limitation, restricting entry to the meeting before or after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business or proposals not properly submitted, limiting the time allowed for discussion of the business of the meeting, restricting the persons (other than shareholders of the Corporation or their duly appointed proxies) that may attend the meeting, and ascertaining whether any shareholder or proxy holder may be excluded from the meeting based upon any determination by the presiding officer, is his or her sole discretion, that the shareholder or proxy holder is unduly disruptive or is likely to disrupt the meeting.

     (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 2.4 of these by-laws, (ii) brought before the meeting by the presiding officer or by or at the direction of a majority of the Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Section 2.8(c) of these by-laws.

     (c) (1) For business to be properly requested by a shareholder to be brought before an annual meeting pursuant to Section 2.8(b)(iii) of these by-laws, (A) the shareholder must be a shareholder of the Corporation of record at the time of the giving of the Proposal Solicitation Notice (as defined in this Section 2.8(c), if any), and at the time of the giving of the notice for such meeting, (B) the shareholder must be entitled to vote at such meeting, (C) the shareholder must have given timely notice thereof in proper written form to the Secretary, and (D) if the shareholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the Corporation with a Proposal Solicitation Notice, such shareholder or beneficial owner must have delivered a proxy statement, form of proxy and Proposal Solicitation Notice to holders entitled to vote at such meeting.

          (2) To be timely with respect to an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders; except that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of the business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

          (3) To be in proper written form, a shareholder’s notice to the Secretary must be set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the meeting, including the text of any proposal and the reason why the shareholder favors the proposal, and the reasons for conducting such business at the meeting, (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the matter or matters specified in the notice, (D) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (E) any material interest in the proposed business of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, and (F) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to shareholders entitled to vote at such meeting (an affirmative statement of such intent, a “Proposal Solicitation Notice”).

          (4) Notwithstanding the other provisions of this Section 2.8(c), a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 (the

“Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8(c).

          (5) For purposes of this Section 2.8(c) and Section 3.2(c) of these by-laws, “public announcement” means disclosures in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or furnished to shareholders.

          (6) Nothing in this Section 2.8(c) will be deemed to restrict, enlarge or otherwise affect any rights of shareholders to request inclusion of proposals nor the right of the Corporation to omit a proposal form, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, (i) the business must be specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 2.4 of these by-laws, and (A) brought before the meeting by the presiding officer or by or at the discretion of a majority of the Board or (B) otherwise properly requested to be brought before the meeting by the holders of a majority of the outstanding stock of any class entitled to vote generally in the election of director in accordance with Section 2.8(c)(1), (3) and (4) of these by-laws. Only such business shall be conducted at a special meeting of stockholders called by the Chairman of the Board, Chief Executive Officer (or President if there no Chief Executive Officer) or a majority of the Board of Directors as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

     (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 2.8 will be made by the presiding officer of the meeting. If the presiding officer determined that any business is not properly brought before such meeting, he or she will so declare at the meeting and any such business will not be conducted or considered.

ARTICLE III – BOARD OF DIRECTORS

3.1 Number.

     The number of the directors of the Corporation shall be determined by a vote of the Board.

3.2 Nominations.

     (a) Only persons who are nominated in accordance with this Section 3.2 will be eligible for election at a meeting of shareholders to be members of the board of directors.

     (b) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the board of directors or an authorized committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of the Nomination Solicitation Notice (as defined in Section 3.2(c)) if any, and at the time of giving of notice for such annual meeting, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Section 3.2. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary. Unless otherwise provided by applicable law, rules or regulations, if a shareholder, or a beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a Nomination Solicitation Notice, such shareholder or beneficial owner must have delivered a proxy statement, form of proxy and Nomination Solicitation Notice to holders entitled to vote at such meeting.

     (c) (1) To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders; except that if the date of the annual meeting is advanced more than thirty (30) calendar days prior to or delayed by more than thirty (30) calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

          (2) To be in proper written form, such shareholder’s notice must set forth or include (A) the name and address, as they appear on the Corporation’s book, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (B) a representation that the shareholder giving the notice is a holder of record of the stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (C) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any on whose behalf the nomination is made; (D) a description of all arrangements or understandings between or among any of (i) the shareholder giving the notice, (ii) the beneficial owner, if any, on whose behalf the notice is given, (iii) each nominee, and (iv) any other persons or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (E) such other information regarding such nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; (F) the signed consent of each nominee to serve as a director of the Corporation if so elected; and (G) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders entitled to vote at such meeting (an affirmative statement of such intent, a “Nomination Solicitation Notice”). At the request of the board of directors, any person nominated by the board of directors for election as a

Director must furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

     (d) If a request for a special meeting of shareholders is made pursuant to Section 2.3(a)(ii) of these by-laws with respect to the election of directors, then in addition to any other applicable requirement set forth herein such request must set forth or include (1) the name and address, as they appear on the Corporation’s book, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (2) a representation that the shareholder giving the notice is a holder of record of the stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (3) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any on whose behalf the nomination is made; (4) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner, if any, on whose behalf the notice is given, (C) each nominee, and (D) any other persons or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (5) such other information regarding such nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; (6) the signed consent of each nominee to serve as a director of the Corporation if so elected; and (7) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders entitled to vote at such meeting (an affirmative statement of such intent, a “Nomination Solicitation Notice”). At the request of the board of directors, any person nominated by the board of directors for election as a Director must furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

     (e) The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.2, and if he or she should so determine, he or she will so declare at the meeting and the defective nomination will be disregarded.

     (f) Notwithstanding the foregoing provisions of this Section 3.2, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.2.

3.3 Term of office.

     Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

3.4 Duties and Powers.

     The Board shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except those powers expressly conferred upon or reserved solely to the shareholders.

3.5 Annual Meetings.

     Regular annual meetings of the Board shall be held immediately following the annual meeting of shareholders.

3.6 Regular Meetings and Notice.

     The Board may provide by resolution for the holding of regular meetings of the Board of Directors, and may fix the time and place thereof.

     Notice of regular meetings shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board shall fix or change the time or place of any regular meeting, notice of such action be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth at Section 3.7 of this Article III, unless such notice shall be waived.

3.7 Special Meetings and Notice.

     Special meetings of the board of directors may be called by the Chairman of the Board or the Chief Executive Officer (or the President, if there is no Chief Executive Officer) and shall be called by the Chief Executive Officer (or the President, if there is no Chief Executive Officer) or secretary on the written request of two directors. Notice will be given to each director (i) 24 hours before the start of the meeting (A) in person, (B) by facsimile telecommunication, when directed to a number at which the director has consented to receive notice, (C) by electronic mail address at which the director has consented to receive notice, or (D) by other similar medium of communication, or (ii) 72 hours before the start of the meeting by mail when deposited in the United States mail, postage prepaid, and when directed to an address to which the director has consented to receive notice. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation.

     Notice of a special meeting shall not be required to be given to any director who shall attend such meeting, or who submits a signed waiver of notice.

3.8 Chairman.

     The Board of Directors may at any time by resolution passed by a majority of the Board of Directors elect a director to serve as Chairman of the Board until his or her successor is elected and qualifies.

     At all meetings of the Board, the Chairman, if present, shall preside. If there shall be no Chairman, or he or she shall be absent, then the Chief Executive Officer shall preside. In his or her absence, the Chairman shall be chosen by the Directors present.

3.9 Quorum and Adjournments.

     (a) At all meetings of the Board, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these by-laws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

     (b) A majority of the directors present at any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

3.10 Manner of Acting.

     (a) At all meetings of the Board, each director present shall have one vote.

     (b) Except as otherwise provided by law, by the Certificate of Incorporation, or these by-laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

3.11 Vacancies.

     Any vacancy in the Board of Directors resulting from an increase in the number of directors, or the death, resignation, disqualification, removal or inability to act of any director, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board called for that purpose.

3.12 Resignation.

     Any director may resign at any time by giving written notice to the Board, the President or the secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

3.13 Removal.

     Any director may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, at a special meeting of the shareholders called for that purpose.

3.14 Compensation.

     The Board of Directors, or committee thereof, may from time to time, by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including but not limited to, fees for serving as members of the Board of Directors or any committee thereof and for attendance at a meeting of the Board of Directors or any committee thereof, and may determine the amount of such fees and compensation. Directors shall in any event be paid their reasonable travel and other expenses for attendance at all meetings of the Board or committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors or any committee thereof.

3.15. Contracts.

     (a) No contract or other transaction between this Corporation and any other business shall be affected or invalidated, nor shall any director be liable in any way by reason of the fact that a director of this Corporation is interested in, or is financially interested in such other business, provided such fact is disclosed to the Board.

     (b) Any director may be a party to or may be interested in any contract or transaction of this Corporation individually, and no director shall be liable in any way by reason of such interest, provided that the fact of such participation or interest be disclosed to the Board and provided that the Board shall authorize or ratify such contract or transaction by the vote of a majority of the disinterested directors even though less than a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

3.16. Committees.

     The Board, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall remain in existence at the pleasure of the Board. Participation of any one or more members of a committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute a director’s presence in person at any such meeting. Any action authorized in writing by all of the members of a committee and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

ARTICLE IV — OFFICERS

4.1 Number and Qualifications.

     The officers of the Corporation shall consist of a Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by Delaware General Corporation Law.

4.2. Election.

     The officers of the Corporation shall be elected by the Board.

4.3 Term of Office.

     Each officer shall hold office until his successor shall have been elected and qualified, or until his death, resignation or removal.

4.4 Resignation.

     Any officer may resign at any time by giving written notice thereof to the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof by the Board or by such officer, unless otherwise specified in such written notice. The acceptance of such resignation shall not be necessary to make it effective.

4.5. Removal.

     Any officer, whether elected or appointed by the Board, may be removed by the Board, either with or without cause, and a successor elected by the Board at any time.

4.6 Vacancies.

     A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board.

4.7 Duties.

     Unless otherwise provided by the Board officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, such powers and duties as may be set forth in these by-laws, and such powers and duties as may be specifically provided for by the Board.

4.8 Sureties and Bonds.

     At the request of the Board, any officer, employee or agent of the Corporation shall execute for the Corporation a bond in such sum, and with such surety as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

4.9 Shares of Corporations.

     Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder shall be exercised on behalf of the Corporation by the Chairman or Chief Executive Officer (or President if there is no Chief Executive Officer) or any other persons or committees as the Board may authorize.

ARTICLE V — SHARES OF STOCK

5.l Certificates.

     (a) The certificates representing shares in the Corporation shall be in such form as shall be approved by the Board and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares and shall be signed by (i) the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal. Any or all of such signatures may in be in facsimile.

     (b) Certificates representing shares shall not be issued until they are fully paid for.

     (c) The Board may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings.

5.2 Lost or Destroyed Certificates.

     Upon notification by the holder of any certificate representing shares of the Corporation of the loss or destruction of one or more certificates representing the same the Corporation may issue new certificates in place of any certificates previously issued by it, and alleged to have been lost or destroyed. Upon production of evidence of loss or destruction, in such form as the Board in its sole discretion may require, the Board may require the owner of the lost or destroyed certificates to provide the Corporation with a bond in such sum as the Board may direct, and with such surety as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificates. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board, it is proper to do so.

5.3 Transfer of Shares.

     (a) Transfers of shares of the Corporation may be made on the share records of the Corporation solely by the holder of such records, in person or by a duly authorized attorney, upon surrender for cancellation of the certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed and with such proof of the authenticity of the signature, and the authority to transfer and the payment of transfer taxes as the Corporation or its agents may require. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

     (b) The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and shall not be bound to recognize any legal, equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

5.4 Fixing Record Dates.

     (a) In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given, or if notice is waived, at the close of business on the day preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI- DIVIDENDS

     Subject to the Certificate of Incorporation and to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amount, and at such time or times as the Board may determine. Before payment of any dividends, there may be set aside out of the net profits of the Corporation available for dividends, such sum or sums as the Board, from time to time, in its sole discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VII — FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by the Board from time to time, subject to applicable law.

ARTICLE VIII – CORPORATE SEAL

     The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board.

ARTICLE IX – AMENDMENTS

     The by-laws may be altered or amended or new by-laws adopted by the affirmative vote of a majority of the voting power of all the then outstanding shares of the voting stock of the Corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal by-laws.